UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 24, 2015

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CITRIX SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2015, the Board of Directors (the “Board”) of Citrix Systems, Inc. (the “Company”) elected Peter Sacripanti and Graham Smith as directors of the Company, effective as of the same date.

Mr. Smith was elected to the Board pursuant to the terms of the letter agreement, dated July 28, 2015 (the “Cooperation Agreement”) between the Company and Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”), which was previously disclosed in the Company’s Current Report on Form 8-K filed on July 28, 2015.  The Cooperation Agreement provided for a mutually agreed-upon candidate who is independent of both the Company and Elliott to be appointed as a director of the Company. Mr. Smith was selected as such candidate by the Company and Elliott.

In connection with Mr. Smith’s election to the Board, Elliott waived the requirements of the Cooperation Agreement that Mr. Smith be added to each of the Operations Committee and Search Committee of the Board. Mr. Sacripanti was appointed to the Audit and Finance Committees of the Board, and Mr. Smith was appointed to the Compensation Committee of the Board.

As a result of their respective appointments to the Board, Messrs. Sacripanti and Smith will be entitled to participate in the Company’s non-employee director compensation program (the “Program”).  Pursuant to the Program, Messrs. Sacripanti and Smith will each be entitled to receive annual cash compensation of $60,000 for service on the Board.  Mr. Sacripanti will also be entitled to annual cash compensation of $17,500 for service on the Audit and Finance Committees, and Mr. Smith will be entitled to annual cash compensation of $15,000 for service on the Compensation Committee. Additionally, pursuant to the Program and under the Company’s 2014 Equity Incentive Plan, Messrs. Sacripanti and Smith will each be eligible to receive an initial grant of restricted stock units valued at $500,000, which vests in three equal annual installments over a three-year period, and an annual grant of restricted stock units valued at $250,000, which vests monthly over a one-year period, commencing in 2016. The Company will also enter into an indemnification agreement with each of Messrs. Sacripanti and Smith in substantially the same form entered into with the other directors of the Company.

Neither Mr. Smith nor Mr. Sacripanti has any family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. Mr. Sacripanti is Co-Chair and Chairman of the Executive Committee of McDermott Will & Emery LLP, an international law firm. During 2014 and 2015, the Company paid approximately $1,306,250 for legal services from McDermott Will & Emery LLP.

A press release, dated December 29, 2015, announcing the elections of Messrs. Sacripanti and Smith as directors of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated December 29, 2015 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: December 29, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating
Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 29, 2015 of Citrix Systems, Inc.